Exhibit 99.2

REVOCABLE PROXY

DUTCHFORK BANCSHARES, INC.
1735 Wilson Road
Newberry, South Carolina 29072

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints J. Thomas Johnson and Steve P. Sligh, or either of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of DutchFork Bancshares, Inc. held of record by the undersigned on [            ], 2004, at the Special Meeting of Shareholders of DutchFork Bancshares, Inc. to be held at [            ] at [        ] p.m. on [            ], 2004, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1.
APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated April 12, 2004 between First Community Corporation and DutchFork Bancshares, Inc.

☐ FOR                                                           ☐ AGAINST                                                            ☐ ABSTAIN

2.
AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

☐
GRANTS AUTHORITY TO THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

☐
WITHHOLDS AUTHORITY FROM THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

3.
OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

        PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
SIDE AND RETURN IN THE BUSINESS ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER AND BE VOTED TO GRANT AUTHORITY TO ADJOURN. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF DUTCHFORK BANCSHARES, INC. A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:	2004

Signature
Signature if held jointly

Instruction: Please sign above exactly as your name appears on this Appointment of Proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.